UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2020

CRONOS GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Ontario, Canada	001-38403	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 King St. W., Suite 320	M5V 2T3
Toronto, Ontario	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 416-504-0004

Not Applicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2020, Cronos Group Inc. (the “Company”) entered into a separation agreement with David Hsu (the “Hsu Agreement”), who resigned from his position as the Company’s Chief Operating Officer effective as of the close of business on December 31, 2019 (the “Separation Date”). On January 17, 2020, the Company entered into a separation agreement with William Hilson (together with the Hsu Agreement, the “Separation Agreements”), who resigned from his position as the Company’s Chief Commercial Officer effective on the Separation Date.

Each Separation Agreement provides for, among other things, the executive’s general release of all claims against the Company and its affiliates and the executive’s continuing obligations with certain covenants under his respective employment agreement with the Company, including agreements that he: (i) will not disclose or use any confidential information relating to the Company; (ii) will not solicit the Company’s customers for a period of one year from the Separation Date; (iii) will not solicit the Company’s employees for a period of two years from the Separation Date; (iv) will not compete with the Company and its business for a period of one year following the Separation Date; (v) will not disparage, defame or damage the goodwill of the Company or any of its affiliates, officers, directors, partners, agents, employees, clients or suppliers; and (vi) will cooperate with the Company in connection with any investigation, litigation, arbitration or regulatory proceeding regarding events that occurred during his tenure with the Company or its affiliates. The foregoing items are collectively referred to as the “Payment Requirements.”

In exchange for the Payment Requirements, Mr. Hsu will receive cash severance in an aggregate amount equal to CAD$400,000 and Mr. Hilson will receive cash severance in an aggregate amount equal to CAD$167,500, less, in each case, applicable statutory deductions and withholdings, payable within 60 days after the Separation Date; and each executive will be entitled to subsidized life insurance, medical and dental benefits until the earlier of June 30, 2020 and the date on which such executive obtains alternate benefit coverage. Outstanding unvested Company options held by each executive as of the Separation Date vest on an accelerated basis as of the Separation Date, and each executive’s vested options may be exercised, in accordance with the terms of the applicable award agreements, by the earlier of the date on which such options’ original exercise term expires and June 30, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2020	CRONOS GROUP INC.

	By:	/s/ Michael Gorenstein
	Name:	Michael Gorenstein
	Title:	President and Chief Executive Officer